Macquarie Infrastructure Company LLC
125 W. 55th Street
New York, NY 10019
USA

Media Release

MACQUARIE INFRASTRUCTURE COMPANY TO FILE
AMENDED FINANCIAL RESULTS
NON-CASH ADJUSTMENT FOR CERTAIN DERIVATIVES UNDER SFAS 133

New York, NY — September 14, 2006 Macquarie Infrastructure Company (NYSE: MIC) announced that it will amend and restate its previously issued financial statements and other financial information for the quarters ended March 31, 2006 and June 30, 2006 to correct its accounting for certain derivative instruments. MIC believes that the required corrections will result in an increase in reported net income and have no impact on reported cash from operations, operating income or cash available for distribution. The Company continues to believe that the hedging transactions were effective in reducing its exposure to interest and currency exchange rate fluctuations.
MIC has commenced a comprehensive review of its determinations and documentation under SFAS 133 as well as its related processes and procedures and will complete its review prior to the filing of the amended financial statements. The Company may have to file an amendment to its Annual Report on Form 10-K for the fiscal year ended December 31, 2005 if it determines that errors existed relating to SFAS 133 that were material or a material weakness existed as of that date. The effect of any such amendment on the Company’s consolidated balance sheet would be immaterial and it would have no net effect on operating income, cash from operations or consolidated statements of cash flows.
The restatement is necessary because the Company has determined that its treatment of certain derivative instruments do not qualify for hedge accounting treatment under Statement of Financial Accounting Standards No. 133, “Accounting for Derivative Instruments and Hedging Activities” (“SFAS 133”).
The Company reaffirms its previously provided guidance concerning its expectation that it will pay a distribution to holders of trust stock of $0.525 per share for the third quarter of 2006. The restatement is a technical event of default under the terms of the Company’s acquisition-related credit facility, however, the lenders have been fully informed of the situation and the Company expects that they will grant the necessary waiver.
In light of the pending restatement, the previously reported financial statements for the quarters ended March 31, 2006 and June 30, 2006 should no longer be relied upon.
Management and the Audit Committee of the Board of Directors have discussed these matters with KPMG LLP, the Company’s independent registered public accounting firm and auditor for all affected periods, in reaching the conclusion to restate the financial statements for the above-mentioned periods.
ABOUT MACQUARIE INFRASTRUCTURE COMPANY
Macquarie Infrastructure Company owns, operates and invests in a diversified group of infrastructure businesses, which provide basic, everyday services to customers in the United States. Its businesses and investments consist of an airport services business, an airport parking business, a district energy business, a gas production and distribution business, and a 50% interest in a bulk liquid storage terminal business.
FORWARD LOOKING STATEMENTS
This release contains forward-looking statements. MIC may, in some cases, use words such as “project”, “believe”, “anticipate”, “plan”, “expect”, “estimate”, “intend”, “should”, “would”, “could”, “potentially”, or “may” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Forward-looking statements in this presentation are subject to a number of risks and uncertainties, some of which are beyond the Company’s control including, among other things: its ability to successfully integrate and manage acquired businesses, manage growth, make and finance future acquisitions, service, comply with the terms of and refinance its debt, and implement its strategy, decisions made by persons who control the Company’s investments including the distribution of dividends, the regulatory environment, changes in air travel, automobile usage, fuel and gas prices, foreign exchange fluctuations, environmental risks and changes in U.S. federal tax law.

Macquarie Infrastructure Company LLC

MIC’s actual results, performance, prospects or opportunities could differ materially from those expressed in or implied by the forward-looking statements. Additional risks of which the Company is not currently aware could also cause its actual results to differ. In light of these risks, uncertainties and assumptions, you should not place undue reliance on any forward-looking statements. The forward-looking events discussed in this release may not occur. These forward-looking statements are made as of the date of this release. MIC undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
Australian banking regulations that govern the operations of Macquarie Bank Limited and all of its subsidiaries, including the Company’s manager, require the following statements. Investments in Macquarie Infrastructure Company Trust are not deposits with or other liabilities of Macquarie Bank Limited or of any Macquarie Group company and are subject to investment risk, including possible delays in repayment and loss of income and principal invested. Neither Macquarie Bank Limited nor any other member company of the Macquarie Group guarantees the performance of Macquarie Infrastructure Company Trust or the repayment of capital from Macquarie Infrastructure Company Trust.
“Macquarie Group” refers to the Macquarie Group of companies, which comprises Macquarie Bank Limited and its worldwide subsidiaries and affiliates. MIC-G

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Investor enquiries	Media enquiries

Jay A. Davis	Alex Doughty
Investor Relations	Corporate Communications
Macquarie Infrastructure Company	Macquarie Infrastructure Company
(212) 231-1825	(212) 231-1710